Exhibit (10) 38.

	AGREEMENT

		This Agreement ("Agreement") is entered into as of June 9, 1997 by and among SYSTEMS COMMUNICATIONS, INC. ("SCI"), a Florida corporation, KAREN
WOLFE and ERIC WOLFE ("the Wolfes"), ERIC WOLFE, on behalf of his infant son, TYLER WOLFE, and LORI WOLFE, wife of Eric Wolfe, on behalf of herself and her infant son, Tyler Wolfe. By their execution of this Agreement, Lori Wolfe, on behalf of herself and her son, Tyler Wolfe, and Eric Wolfe, on behalf of his son, Tyler Wolfe, authorize the Wolfes to act on their behalf and in their name, place and stead, to receive on their behalf any stock or other items to be received pursuant to this Agreement and to execute any documents to be executed pursuant to this Agreement. References to the Wolfes also will include Lori and Tyler Wolfe unless the context otherwise requires.

	RECITALS

	A.	The Wolfes (Karen and Eric only) previously owned 100% of the issued and outstanding stock of Health Management Technologies, Inc. ("HMT"), a California corporation;

	B.	On or about March 12, 1996, SCI acquired from the Wolfes (Karen and Eric only) all of the issued and outstanding stock of HMT (6000 shares of common stock) (the "HMT Stock") in exchange for 309,837 shares of the issued and outstanding common stock of SCI (the "SCI Stock"). The Wolfes (Karen and
Eric) have given a total of 7142 shares of such SCI Stock to Lori Wolfe and Tyler Wolfe;

	C.	Between March 12, 1996 and the date hereof, SCI has contributed or loaned to HMT a net amount of $450,000; and

	D.	The parties desire and intend to return each other to the
positions each party occupied before SCI's acquisition of the HMT stock.

	WHEREFORE, in consideration of the promises, representations and warranties and other valuable consideration hereinafter set forth and subject to the terms and conditions of this Agreement, the parties agree as follows:

	1.0	Accuracy of Recitals

		The parties agree that the recitals are true and correct.

	2.0	Return to Prior Position

		On the basis of the representations contained herein, and subject to the terms and conditions set forth below, the parties agree to return each other to the position each party occupied before SCI's acquisition of HMT as follows:

		2.1	SCI.  Immediately upon execution of this Agreement, SCI will deposit with Titchell, Maltzman, Mark, Bass, Ohleyer & Mishel, A Professional
Corporation, counsel to the Wolfes and the "depository" for purposes of this
Agreement, the executed Agreement, the HMT Stock, which constitutes all of the issued and outstanding stock of HMT, together with fully executed stock powers, fully executed corporate resolutions certified by SCI's corporate secretary authorizing all the transactions contemplated by this Agreement, executed resignations of members of the Board of Directors of HMT, if any, except Karen Wolfe, Eric Wolfe and James Wolfe, effective on passage of title of the HMT stock to the Wolfes pursuant to the terms of this Agreement, all books and records of HMT that it may possess, and releases, in the form attached hereto as Exhibit 1, of any obligations the Wolfes or James Wolfe may have to SCI under their employment agreements, including but not limited to no-compete provisions.

		2.2	The Wolfes.  Immediately upon execution of this Agreement,
the Wolfes will deposit or cause to be deposited with the depository the executed Agreement, the SCI stock, together with fully executed stock powers, $450,000, and releases, in the forms attached hereto as Exhibit 2, executed by Karen Wolfe, James Wolfe and Eric Wolfe removing and releasing SCI as a party to the employment agreements of such individuals with HMT and acknowledging that SCI shall not be liable for any benefits provided thereunder as of the passage of title of the HMT Stock to the Wolfes pursuant to the terms of this Agreement.

	3.0	Representations and Warranties of SCI

		SCI represents and warrants as follows:

		3.1	Corporate Existence and Good Standing.  SCI is a corporation duly incorporated, validly existing and in good standing under the laws of the
State of Florida.

		3.2	Power, Authority and Binding Nature.  SCI has all requisite
power, capacity and authority to enter into this Agreement and the transactions contemplated hereby.  SCI has taken all corporate action required to duly authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.  This Agreement has been duly executed and delivered to the Wolfes by SCI, the person executing it and each of the documents made pursuant hereto is an authorized signatory and, upon execution of the Agreement by the Wolfes and delivery thereof to SCI, the Agreement constitutes the legal, valid and binding obligation of SCI, enforceable against it in accordance with its terms.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate any provision of any applicable law, rule or regulation of any governmental body having jurisdiction over SCI or HMT; (ii) violate or result in the breach of any provision of (a) the Articles of Incorporation or By-Laws of SCI or HMT, (b)
any agreement to which SCI or HMT is a party or by which either may be bound or (c) any order, judgment or decree applicable to SCI or HMT; (iii) result in the creation of any security interest, claim, lien, charge or encumbrance upon the HMT stock or any of the property or assets of HMT; (iv) accelerate or permit the acceleration of, terminate or result in termination of, any agreement of SCI or HMT other than unwinding the transaction whereby SCI purchased the stock of HMT; or (v) in any way effect or violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of any license, approval, certificate, permit or authorization that
SCI or, to the best of SCI's knowledge, HMT may have to conduct its business or the business of any of SCI's subsidiaries.

		3.3	Title to HMT Stock.  The HMT Stock being returned by SCI to
the Wolfes is, and will constitute at the time of passage of title thereof to the Wolfes pursuant to the terms of this Agreement, all of the issued and outstanding stock of HMT, and SCI has and will transfer to the Wolfes good and marketable title to the HMT Stock free and clear of any security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts or other arrangements or restrictions (other than any restrictions on transfer under federal and state securities laws).  There are no subscriptions, warrants, options, conversion rights or agreements or other rights of any kind outstanding to purchase or otherwise to acquire any shares of stock of HMT or other securities of HMT, and there are no securities or obligations of any kind convertible into any shares of stock of HMT or other securities of HMT.  The certificates being returned are the original certificates transferred by the Wolfes to SCI.  No new certificates ever were issued to SCI.

		3.4	Tax Representations.  SCI represents and warrants:

			3.4.1	The exchange of the HMT Stock for the SCI Stock
pursuant to this Agreement (the "Exchange") and HMT's repayment of SCI's $450,000 contribution/loan contemplated by this Agreement are intended to return the parties to this Agreement to the positions they occupied before SCI's acquisition of the HMT Stock.

			3.4.2	Unless otherwise requested by the Wolfes, SCI will
treat and report its acquisition of the HMT Stock (the "Acquisition") for federal and state income tax purposes as having been retroactively annulled by the Exchange.
			3.4.3	If the Exchange is treated as a separate transaction
for tax purposes, it will qualify as a tax-free exchange under IRC '355 to the extent of the factors known to or within the control of SCI and, if requested by the Wolfes, SCI will treat and report the Exchange as a tax-free exchange under IRC '355.

			3.4.4	SCI agrees to indemnify and hold the Wolfes and HMT
harmless from any tax cost suffered by the Wolfes or HMT as a result of the
Exchange or as a result of HMT being part of a consolidated group of corporations owned by SCI, but not for any loss of HMT's S election.

			3.4.5	SCI will not treat HMT as part of its consolidated
group or file a tax return on behalf of HMT for 1996, unless requested to do so by HMT, in which case it will comply with such request.

			3.4.6	SCI agrees to provide HMT and the Wolfes with any
information they request to establish the proper tax treatment of the Acquisition and the Exchange and the tax attributes and liabilities of HMT as of the date of the Exchange.

			3.4.7	Cooperation -- S Election Termination.  SCI agrees to
cooperate with any request for information made by HMT for relief from inadvertent termination of its S election and to sign any consents required by the Internal Revenue Service as a condition of such relief.

		3.5	Conduct of HMT's Business.  Except as set forth in the books and records of HMT delivered by SCI to the depository or in the possession of
HMT at its offices, HMT has not, and SCI has not on behalf of HMT, (i) created or incurred any liability (absolute or contingent) of HMT (ii) mortgaged, pledged, or subjected to any lien or otherwise encumbered any of HMT's assets, tangible or intangible; (iii) suffered any losses or any other event or condition of any character adverse to HMT's business, or waived any rights with respect to HMT's business or assets; (iv) sold or otherwise disposed of any of HMT's assets, tangible or intangible, or cancelled any debts to or claims of HMT; (v) declared or paid any dividends, or made any other distribution on or in respect of, or directly or indirectly purchased, issued, transferred or exchanged or otherwise acquired or disposed of any shares of
HMT's capital stock, (except the acquisition of the HMT Stock from the Wolfes, which is being unwound pursuant to this Agreement); (vi) made or become a party to any contract or commitment for or on behalf of HMT or renewed, extended, amended or modified any contract or commitment on behalf of HMT
(except for entering into this Agreement and the transactions contemplated hereby); (vii) issued or sold or agreed to issue or sell any shares of HMT's capital stock; (viii) agreed on behalf of HMT to pay conditionally or otherwise, any bonus, extra compensation, pension or severance pay to any person, other than the employment agreements of the Wolfes and James Wolfe, whether under any existing profit sharing, pension or other plan or otherwise;
or (ix) guaranteed any obligation, liability or debt of SCI or any other person.

		3.6	Obligations of HMT to SCI.  The only obligations which HMT
has to SCI are to return the $450,000 referred to in Recital C and Section
3.4.1 above, and to provide information to SCI under Section 4.5 below. The $450,000 includes any amounts of principal or interest due on the promissory note from HMT to SCI dated February 5, 1996 in the amount of $150,000. Said promissory note and the pledge agreement securing such promissory note dated as of February 5, 1996 and signed on March 12, 1996 are cancelled on payment of the $450,000. SCI has not perfected its security interest or filed a UCC financing statement in connection therewith and has not assigned or transferred the promissory note or pledge agreement. SCI will return the cancelled promissory note and pledge agreement to the depository prior to Closing or furnish a representation by means of a sworn declaration that it has conducted a diligent search and that it cannot locate the original of such promissory note and pledge agreement, and that if it does locate them it will immediately return them to HMT. Upon receipt of said $450,000, SCI releases
HMT from any and all obligations, claims or liabilities that may exist from HMT to SCI, including but not limited to the aforesaid promissory note and pledge agreement, whether known or unknown, absolute or contingent, except for the obligation to furnish certain information set forth in Section 4.5 below.

		3.7	Litigation.  There are no actions, suits or proceedings
pending, or, to the best of SCI's knowledge, threatened against or affecting HMT, the HMT Stock being returned to the Wolfes hereby or HMT's assets or business.

		3.8	Directors of HMT.  SCI has not elected or appointed any
members to the Board of Directors of HMT since the Acquisition and has not changed or directed the change of any officers of HMT since the Acquisition. SCI hereby approves and ratifies the actions of the Wolfes as officers and directors of HMT and approves and ratifies the actions of James Wolfe as an officer and director of HMT and the actions of any other officers or directors of HMT from the date of the Acquisition through the Closing of this Agreement.

		3.9	Knowledge of HMT.  SCI, as the owner of all of the
outstanding stock of HMT up to the date of passage of title of the HMT Stock to the Wolfes pursuant to this Agreement, acknowledges that it is extremely knowledgeable with respect to HMT's business and has done its own thorough investigation of HMT's business. It has had access to all material books and records of HMT, all material contracts and documents relating to the proposed transaction; and an opportunity to ask questions of HMT's executive officers and employees and receive satisfactory answers to those questions. It has received answers to all questions which SCI deems material to this transaction and this Agreement. No representations have been made to SCI by the Wolfes, any person representing the Wolfes or any director or employee of HMT other than the representations of the Wolfes set forth in this Agreement. SCI is relying on its own investigation and is not relying on any representations by any persons, other than the representations and warranties set forth in this Agreement. SCI is knowledgeable and experienced in acquiring and disposing of businesses and has sufficient knowledge and experience in such matters and in the transaction contemplated by this Agreement to protect its own interests.

		3.10	No Payments.  No principal, officer, director, employee,
agent, consultant or affiliate of SCI has or will receive either from SCI or HMT any bonus, commission, compensation or other payment relating to or arising out of the transaction contemplated by this Agreement.

	4.0	Representation and Warranties of the Wolfes

		The Wolfes represent and warrant as follows:

	4.1	Title to SCI Stock.  The Wolfes have and will transfer to
SCI good and marketable title to the SCI stock subject to the conditions of Closing set forth in this Agreement, free and clear of any security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts or other arrangements or restrictions (other than any restrictions on transfer under federal and state securities laws).

		4.2	Officers and Directors of HMT.  The Wolfes (Karen and Eric
only) and James Wolfe, husband of Karen Wolfe, have been officers of HMT since the Acquisition. Although the by-laws of HMT provide for only one director, Karen Wolfe, Eric Wolfe and James Wolfe (husband of Karen Wolfe) were acting as Directors of HMT at the time of the Acquisition and have not been removed as Directors by SCI.

		4.3	License Agreements.  To the best of the knowledge of the
Wolfes, Exhibit 3 attached hereto represents actual license agreements of HMT executed from January 1, 1997 through May 31, 1997, license agreements in negotiation by HMT that are expected to be consummated in June or July 1997, and other license agreements sent out by HMT from January 1, 1997 through May 31, 1997. This does not constitute a representation that the agreements in negotiation will be consummated, or that if consummated, the amounts listed will be the actual amounts. If consummated, the amounts may be more or less.
It also does not constitute a representation that HMT will not send out or enter into other license agreements.

		4.4	Reporting of Acquisition.  The Wolfes will treat and report
the Acquisition for state and federal income tax purposes as having been retroactively annulled by the Exchange, or will advise SCI if they intend to treat and report it otherwise, and will cooperate with SCI so there is consistent tax treatment by SCI and the Wolfes.

		4.5	Furnishing Information.  The Wolfes agree to cause HMT to
provide SCI with any information it reasonably requests to establish the proper tax treatment of the Acquisition and the Exchange and the tax attributes and liabilities of HMT as of the date of the Exchange. Further, the Wolfes will cause HMT to provide SCI with any documentation and information for the period up to the Exchange it reasonably requests in order to prepare and file SCI's quarterly and/or annual reports covering the period up to the Exchange pursuant to any applicable securities law or regulation.
SCI will treat the Acquisition and Exchange for tax accounting purposes in its SEC filings consistent with this Agreement. This requirement to provide SCI with documentation and information shall survive and exist beyond the Closing of this Agreement.

	5.0	Closing

		5.1	Closing.  Subject to the conditions of Closing set forth
below, the consummation of the transactions contemplated by this Agreement
(the "Closing") shall take place at 10:00 a.m. on June 9, 1997 at the offices of Titchell, Maltzman, Mark, Bass, Ohleyer & Mishel, A Professional
Corporation, 650 California Street, Suite 2900, San Francisco, California, 94108, or as soon thereafter as practicable; provided that if this Agreement does not close by 5:00 p.m. Pacific standard time on Monday, June 9, 1997, it will be deemed terminated and of no further force and effect, and the depository will return all documents and funds to the respective parties, unless otherwise agreed in writing by the parties.

		5.2	Notice of Developments.  Each party will notify the other of any development causing a breach of any of its own representations and warranties contained herein.  Prior to Closing, each party's sole remedy for another's breach of representations or warranties is not to close.

		5.3	Title to the HMT and SCI Stock.  Subject to the terms and
conditions set forth in this Agreement, including the conditions of Closing, upon execution by each party and delivery of this Agreement to each other and the depository, and deposit of all documents, funds and other items required to be deposited with the depository, title to the HMT Stock will pass to the Wolfes and title to the SCI Stock will pass to SCI.

		5.4	Payment.  Immediately after title to the HMT stock passes to the Wolfes, the Wolfes will cause HMT to repay $450,000 to SCI.  HMT, through the depository, will disburse the $450,000 to SCI pursuant to written instructions furnished by SCI.  Any payments made pursuant to such instructions, whether or not directly to SCI, will be deemed made to SCI in satisfaction of HMT's obligation to pay the $450,000 to SCI.

		5.5	Completion of Closing.  Thereafter, the depository will
deliver the HMT stock to the Wolfes, the SCI stock to SCI and other documents and items deposited to the parties in accordance with this Agreement, execute a closing certificate in the form attached hereto as Exhibit 4 and the transaction will be deemed closed.

		5.6	Effect of Closing on Obligations Under Prior Agreements.
The parties agree that effective on passage of title of the HMT and SCI stock to the Wolfes and SCI respectively, pursuant to the terms of this Agreement, the following will be deemed to occurred: SCI releases the Wolfes and James Wolfe from any obligations either of them may have to SCI under their respective employment agreements, including the no compete provision; the Wolfes (Karen and Eric only) release SCI from any obligations SCI may have to either of them under their respective employment agreements; the Wolfes agree that SCI does not have any obligation or owe any benefits to James Wolfe under his employment agreement; and SCI and the Wolfes release each other from any and all obligations they may have to each other pursuant to the Stock Purchase Agreement made and entered into by and between them on March 12, 1996.

		5.7	Notice to Paychex.  Immediately after Closing SCI will
submit a written notice to Paychex Business Solutions ("Paychex") advising Paychex that HMT is no longer part of SCI's consolidated group, and the Wolfes hereby agree that SCI is not responsible for wages and/or benefits owed to HMT's employees. SCI will cooperate with the Wolfes and HMT in transferring any employee benefits owed by Paychex to HMT's employees, including but not limited to funds held in a 401(k) Plan for the benefit of certain HMT employees.

	6.0	Survival of Representations and Warranties

		The representations and warranties of the parties hereto shall survive the consummation of the transactions contemplated hereby.

	7.0	Indemnification

		Without limiting any other rights or remedies the parties may have, SCI shall indemnify and hold harmless the Wolfes, and the Wolfes shall indemnify and hold harmless SCI, from all loss, costs, claims, damages, liabilities or expenses, including reasonable attorneys' fees and costs of suit incurred by the indemnified party, from or as a result of the inaccuracy or falsity of any representation or warranty made by the other, or the breach by either of them of any provision of this Agreement, or any claim, action, suit or proceeding filed or threatened against the indemnified party incident to or as a result of the foregoing. Such indemnification obligations shall survive the Closing of this Agreement.

	8.0	Further Assurances

		After the execution of this Agreement, each party hereto shall execute such additional documents and take such action as the other party may reasonably request for the purpose of carrying out or evidencing the transactions contemplated hereby.

	9.0	Duties of the Depository

		The parties understand that Titchell, Maltzman, Mark, Bass, Ohleyer & Mishel, A Professional Corporation, the depository, is counsel to the Wolfes. The depository will not receive any fee or commission for acting as depository. The depository will not be liable or responsible to any party other than for willful misconduct.

	10.0	General

		10.1	Non-Assignment.  This Agreement and the rights of the
parties hereto may not be assigned without the written consent of the parties which may be withheld in their respective absolute discretion.

		10.2	Binding Effect.  Subject to any restrictions stated in any
other provision of this Agreement restricting transfers, this Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

		10.3	Entire Agreement.  This Agreement, and the documents
delivered and to be delivered pursuant hereto, constitute the entire Agreement and understanding between the parties and supersede any prior oral or written agreement and understanding related to the subject matter of this Agreement.

		10.4	Amendment.  This Agreement may be modified or amended only
by a written instrument executed by the Wolfes and SCI.

		10.5	Counterparts.  This Agreement may be executed in
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

		10.6	No Brokers or Finders.  The parties represent to each other
that no broker or finder has been employed in connection with this Agreement or the transactions contemplated hereunder.  Each party agrees to indemnify and hold the other harmless against all loss, cost, liability, damage or expense arising out of claims for fees or commissions of brokers or finders employed or alleged to have been employed by such party.

		10.7	Payment of Fees and Costs.  Whether or not the transactions
herein contemplated shall be consummated, each party will pay its own fees, expenses and disbursements and those of its own agents, representatives, accountants and counsel incurred in connection with the subject matter of this
Agreement and any amendments thereto.

		10.8	Interpretation.  The parties agree that each has
participated in the drafting of this Agreement. The parties further agree that California Civil Code Section 1654 shall have no application to this Agreement.

		10.9	Severability.  If any provision of this Agreement is held
invalid or unenforceable as the result of any claim made by any party hereto, the remainder of this Agreement shall nevertheless remain in full force and effect, to the extent permitted under applicable law. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.
If any provision of the Agreement is unenforceable under the law prevailing on the date hereof, but is enforceable under the law prevailing at a subsequent time, then such originally unenforceable provision shall be deemed to take an effect at the time when it becomes enforceable. As used herein, the term "unenforceable" is used in its broadest and most comprehensive sense, and includes the concepts of void or voidable.

		10.10	Notices.  All notices and other communications required or
permitted to be delivered under this Agreement shall be in writing and shall be hand-delivered, sent by a reputable, overnight mail service or by certified or registered mail, postage pre-paid, return receipt requested, addressed to the appropriate party at its address set forth on a signature page hereof or such other address as that party may indicate to the other in writing. Notice shall be deemed to have been given on the day of receipt or the date receipt is refused, whichever first occurs.

		10.11	Attorney's Fees.  Should suit be instituted to enforce or
interpret the provisions of this Agreement, the prevailing party in such litigation shall recover from the non-prevailing party a reasonable sum to be fixed by the Court for and on account of its attorney's fees and costs incurred as a result of such litigation.

		10.12	Waiver.  Any party's failure to enforce any provision of
this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

		10.13	Governing Law.  This Agreement shall be construed and
enforced in accordance with the laws of the State of California, without regard to its laws with respect to conflicts of laws.

		10.14	Dispute Location.  Any action to interpret or enforce the
provisions of this Agreement shall be in the Municipal or the Superior Court of Contra Costa County, California, depending on the amount involved, or if over a matter of exclusive federal jurisdiction, in the Federal District Court for the Northern District of California.

		10.15	Titles and Headings.  Titles and headings to sections and
paragraphs in this Agreement are for the purpose of reference only and shall in no way limit, define, or otherwise affect the construction of this Agreement.

		10.16	Indemnities and Hold Harmless/--Attorneys' Fees.  Each
indemnity and hold harmless in this Agreement shall be deemed to cover and be an obligation to pay reasonable attorneys' fees of the indemnified party incurred in connection with the matter indemnified, except that this paragraph shall not apply to any indemnification required under Section 3.4 of this Agreement. Each indemnity and hold harmless in this Agreement shall survive the Closing.

		10.17	Survival of Obligations.  Each obligation under this
Agreement which by its terms requires performance after the Closing shall survive the Closing.

		10.18	Number and Gender.  Whenever appropriate in this Agreement,
terms in the singular form shall include the plural (and vice versa) and any gender form shall include all others.

		10.19	Exhibits.  Each exhibit referred to in the Agreement is by
that reference specifically incorporated in this Agreement.

		10.20	Remedies Not Exclusive and Waiver.  Except as otherwise
specified in this Agreement, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies. Any party hereto may waive any covenant, condition or provision of this Agreement intended for its benefit, provided such waiver is in writing and is delivered to the other party or parties on or prior to the date of performance for such covenant, condition or provision.

		10.21	Facsimile Signature.  A party may agree to accept facsimile
signatures as an original on any document, provided that the party delivering signature by facsimile shall promptly send to the depository a copy of the signature page of such document with the original manual signature applied thereto and the depository will send it to the appropriate party.  The failure of the depository or other party to receive the same in no way shall void the signature received by facsimile, and such party sending by facsimile may re-
execute, at a later date, an original of the document under the date of the facsimile signature without need or requirement to disclose that such re-
execution was on any other date.

	IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in the case of SCI, by its officer or officers duly authorized as of the day and year first above written.

SYSTEMS COMMUNICATIONS, INC.,
a Florida corporation,

By:	/S/ Stephen E. Williams                   	Signature
      It's: Director


By:	 /S/ Robert A. Thompson                   	Signature
       It's: CFO


THE WOLFES
      /s/ Karen Wolfe

       /s/ Eric Wolfe

By	 /S/ Eric Wolfe
on behalf of his infant son, Tyler Wolfe

By	 /S/ Lori Wolfe,
wife of Eric Wolfe, on behalf of herself and her infant son, Tyler Wolfe